Exhibit 40

JOINT FILING AGREEMENT

JOINT FILING AGREEMENT, dated as of December 21, 2011, made by and among MacAndrews & Forbes Holdings Inc. (“MacAndrews & Forbes Holdings”), MFW Holdings One LLC (“Holdings One”), MFW Holdings Two LLC (“Holdings Two”) and MX Holdings One, LLC (“MX Holdings One”). MacAndrews & Forbes Holdings, Holdings One, Holdings Two and MX Holdings One are collectively referred to herein as the “Parties” and each individually as a “Party.” Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the Parties hereby acknowledge and agree that the Schedule 13D (as so amended, the “Statement on Schedule 13D”) to which this exhibit is attached is filed on behalf of each such Party.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Joint Filing Agreement as of the day and year first above written.

MACANDREWS & FORBES HOLDINGS INC.

By:	/s/ Barry F. Schwartz
Name:	Barry F. Schwartz
Title:	Executive Vice Chairman

MFW HOLDINGS ONE LLC

By:	/s/ Barry F. Schwartz
Name:	Barry F. Schwartz
Title:	Executive Vice Chairman

MFW HOLDINGS TWO LLC

By:	/s/ Barry F. Schwartz
Name:	Barry F. Schwartz
Title:	Executive Vice Chairman

MX HOLDINGS ONE, LLC

By:	/s/ Barry F. Schwartz
Name:	Barry F. Schwartz
Title:	Executive Vice Chairman

[Joint Filing Agreement]